Exhibit 10.4

CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION MASTER AGREEMENT (DOMESTIC)

THIS AGREEMENT, dated as of                             , 20    , is between Citrix Systems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified on the signature page hereto, currently residing at the address set forth on such signature page (the “Optionee”).

1. Grant of Option. Pursuant and subject to the Company’s 2005 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company may grant from time to time to the Optionee one or more options (each, an “Option”) to purchase from the Company certain shares (the “Optioned Shares”) of the common stock, par value $.001 per share, of the Company (the “Stock”). Such grants, if any, shall be made pursuant to, and defined in their relevant terms by this Non-Qualified Stock Option Master Agreement (the “Agreement”), the Plan and a Stock Option Notice (the “Notice”), which may be issued and delivered to the Optionee at the time of any such grant.

2. Character of Option. Any such Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. Expiration of Option. Such Option shall expire at 5:00 p.m. on the Expiration set forth in the Notice or, if earlier, the date that is ninety (90) days after the date on which the Optionee’s employment or other association with the Company ends for any reason.

4. Exercise of Option.

(a) Until such Option expires, Optionee may exercise it, in full or in part, for the percentage of shares of Common Stock subject to such Option as set forth in the Notice. However, during any period that such Option remains outstanding after the Optionee’s employment or other association with the Company and its Affiliates ends, Optionee may exercise it only to the extent it was exercisable immediately prior to the end of Optionee’s employment or other association. The procedure for exercising an Option is described in Section 7.2(e) of the Plan. Subject to the Committee’s approval, in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, Optionee may pay the exercise price due on exercise by delivering other shares of Stock of equivalent Market Value provided Optionee has owned such shares of Stock for at least six months.

5. Transfer of Option. Optionee may not transfer such Option except by will or the laws of descent and distribution, and, during Optionee’s lifetime, only Optionee may exercise such Option.

6. Incorporation of Plan Terms. Such Option is granted subject to all of the applicable terms and provisions of the Notice and the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise as set forth in Section 10 of the Plan (Settlement of Awards).

7. Miscellaneous. This Agreement and any Notices delivered pursuant hereto shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of Optionee. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. Neither the Plan nor this Agreement imposes any obligation on the Company to grant any Option. This Agreement, the Plan and any Notice delivered pursuant hereto, together constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral relating to the subject matter hereof.

8. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to Optionee of Optionee’s receipt or exercise of such Option or upon Optionee’s sale or other disposition of the Optioned Shares. Optionee should rely on his or her own tax advisors for such advice.

9. Amendments. The Committee may amend the terms of the Notice or this Agreement, prospectively or retroactively, provided that the Notice and/or Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair Optionee’s rights under the Notice and/or this Agreement without Optionee’s consent.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

CITRIX SYSTEMS, INC.

By:
Signature of Optionee
Title:
Optionee’s Address: